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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 6, 1998


                        PAXSON COMMUNICATIONS CORPORATION
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             (Exact name of registrant as specified in its charter)


   Delaware                      1-13452                       59-3212788
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(State or other                (Commission                     IRS Employer
jurisdiction of                File Number)                  Identification No.
incorporation)


          601 Clearwater Park Road, West Palm Beach, Florida 33401-6233
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               (Address of principal executive offices) (zip code)


Registrant's telephone number, including area code:      (561) 659-4122
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                                      N/A
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          (Former name or former address, if changed since last report)





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On March 6, 1998, a wholly-owned subsidiary of the Registrant acquired certain of the assets of the WPXN-TV (formerly WBIS-TV), serving the New York, New York market, pursuant to an Asset Purchase Agreement between the Registrant and ITT-Dow Jones Television, ITT Corporation and Dow Jones & Company, dated May 12, 1997. The assets acquired primarily included the Federal Communications Commission license for WPXN-TV, certain limited amounts of equipment, furniture and furnishings and a leasehold interest in the real property upon which the television station's transmission tower and related transmission equipment is located. The Registrant did not purchase the television station's goodwill, "call letters" (WBIS), accounts receivable, cash and cash equivalents, leased properties and leasehold improvements (other than with respect to the aforementioned transmitter site and a portion of the station's facilities used on a temporary basis until all of the Registrant's operations for its operation of WPXN are consolidated at a separate facility), intellectual property (including trademarks, trade names, service marks and copyright), furniture, furnishings, computers, personnel records or other assets not expressly included in the limited specific assets purchased by the Registrant. Other than certain specific limited liabilities associated with the specific assets acquired, the Registrant did not assume any liabilities relating to the television station, other than certain agreements relating to certain cable carriage with respect to the station and certain cable systems. The Registrant's subsidiary intends to use certain of the acquired assets in the Registrant's proprietary television service known as "inTV," which currently broadcasts long form paid programming, consisting primarily of infomercials. The Registrant began operating the station pursuant to a time brokerage agreement on June 30, 1997.

The aggregate purchase price for the above assets acquisition was approximately $257.5 million, which was consummated using the Registrant's available cash on hand at the time of closing.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  The Registrant is currently evaluating whether any financial statements are required to be filed with respect to the assets acquired by the Registrant referenced in Item 2. above. It is currently impracticable to provide any financial statements that may be required to be filed with respect to such assets. If the Registrant determines that any such financial statements may be required to be filed, the Registrant currently expects that it would file such financial statements when they are available.

         (b)      Pro Forma Financial Information.

                  The Registrant is currently evaluating whether any pro forma financial information is required to be filed with respect to the assets acquired by the Registrant referenced in Item 2. above. It is currently impracticable to provide any pro forma financial information that may be required to be filed with respect to such assets. If the Registrant determines that any such pro forma financial information is required to be filed, the Registrant currently expects that it would file such financial statements when they are available.

         (c)      Exhibits.

EXHIBIT NUMBER                     DESCRIPTION
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     2.1         Asset purchase agreement, dated as of May 12, 1997 by and
                 between the Registrant, Paxson Communications of New York City, ITT-Dow Jones Television, ITT Corporation and Dow Jones & Company for Television Station WBIS(TV), New York City, New York (filed as exhibit 10.167 with the Registrant's Quarterly Report on Form 10-Q dated March 31, 1997)

     2.2 Time Brokerage Agreement, dated May 1997, by and between ITT-Dow Jones Television and Paxson Communications of New York-31, Inc. for Television Station WBIS(TV), New York
                 City, New York (filed as exhibit 10.167.1 with the Registrant's Quarterly Report on Form 10-Q dated March 31, 1997)


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PAXSON COMMUNICATIONS
                                             CORPORATION
                                             (Registrant)



                                             By: /s/ ARTHUR D. TEK
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                                                 Arthur D. Tek,
                                                 Vice President, Chief
                                                 Financial Officer, Director

                                             Date:  March 6, 1998



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